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                                                                    EXHIBIT 23.6



             [Letterhead of Lazard Freres & Co. LLC]



                                                             January 19, 2001


Regions Financial Corporation

Ladies and Gentlemen:

     We hereby consent to the inclusion in the Registration Statement of Regions Financial Corporation, relating to the proposed merger of Morgan Keegan, Inc. with and into Regions Financial Corporation, of our opinion letter in the Proxy Statement/Prospectus which is a part of the Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                Very truly yours,

                                LAZARD FRERES & CO. LLC

                                By: /s/ Gary S. Shedlin
                                    ------------------------
                                        Gary S. Shedlin